LEASE AGREEMENT

Between

Americana Terrace LLC

as Landlord

And

Blaze Energy

as Tenant

Dated: This 1st Day of June, 2008

Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is entered into effective this 1st day of June, 2008, by and between Americana Terrace LLC ("Landlord") and Blaze Energy ("Tenant").

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Basic Lease Provisions.For purposes of this Lease, the following terms have the following definitions and meanings:

1.1

Landlord's Address (For Notices): 3350 Americana Terrace, Suite 215 and 320, Boise, Idaho 83706, or such other place as Landlord may from time to time designate by notice to Tenant.

1.2

Tenant's Address for Notices (Premises): 3350 Americana Terrace, Suite

215 and 320, Boise, Idaho 83706.

1.3

Premises:

Suite 215 and 320 of Americana Terrace(the "Building"), located at 3350 Americana Terrace, Boise, Idaho,  Total square footage is 3174 square feet and tenant agrees to pay yearly rent at a $18.00 per square foot.

1.4 Term: The Term of this lease shall be for three years, commencing on June 1st 2008, payable the first day of each month.  Additionally:

1.4.1

Tenant agrees to pay Landlord at Landlord’s above described address, without deduction, offset, prior notice or demand, and Landlord agrees to accept as rent Four thousand seven hundred sixty one dollars ($4761.00) per month.

This Section 1 represents a summary of the basic terms and definitions of this Lease.  In the event of any inconsistency between the terms contained in this Section 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

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Premises.  In consideration of the payment of rent and the performance of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with and subject to all conditions, restrictions, obligations, rights, privileges, easements and appurtenances thereto, or any other easement(s), use or restriction agreements for the Building as have been or are hereafter executed by Landlord, including all amendments thereto, which cover the Premises.

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Common Areas.  Tenant shall have the non-exclusive right to use all common areas located within the Building, including, but not limited to, entrance ways, foyers, elevators and restrooms and other areas intended to be used in common by all of the tenants of the Building and their invitees, and the common areas located on the land on which the Building is situated, including, but not limited to, the parking lot and sidewalks adjacent to the Building and all other areas on such land intended to be used in common by all of the tenants of the Building and their invitees (collectively, “Common Areas”).

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Rent and Term.

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Rent.  Tenant shall pay to Landlord, at the address set forth in Section 1, until otherwise notified in writing by Landlord, on the first day of each month, in advance, the rent amount described in 1.4.2.  All payments of Rent shall be made without deduction, set off, discount, or abatement in lawful money of the United States in good and immediately available funds.

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Operating Expense Increases.  In addition to the Base Rent increases set forth in Section 1.4.1 above, Base Rent may increase, at Landlord’s sole discretion each year by Tenant’s Proportionate Share of any increase in Landlord’s total annual Operating Expenses over the annual operating expenses for the Base Year as hereinafter defined.

As used in this Lease, the term “Base Year” means the calendar year during which the Rents Commencement Date occurred under the lease and are incurred:

As used in this Lease, the term "Operating Expenses" means:

Real Estate Taxes" which shall mean and include all general and special taxes and assessments levied upon or assessed against the Building and the land on which it is located (any tax levied in whole or in part in lieu of or in addition to real property taxes);

"Operating Costs" which shall mean all reasonable costs of management, operation, and maintenance of the Building and the land on which it is situated, including without limitation wages, salaries, and compensation of employees; consulting, accounting, legal, janitorial, maintenance, guard (if provided, without imposing any obligation on the part of Landlord for security), and other services; management fees and costs; maintenance and repairs; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses; and

"Utility Costs” which shall include the costs paid and incurred by Landlord for all utilities in connection with the Premises and the Building, including, without limitation, the costs of heat, ventilating and air conditioning, costs of furnishing gas, electricity or other fuels or power sources, and costs of furnishing water and sewer services, and the cost of waste disposal.

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Estimated Payments.  As soon as practicable after each January 1 (commencing with January 1, 2009), Landlord shall reasonably estimate and give Tenant written notice ("Notice of Estimated Increase in Operating Expenses") of the anticipated increase in Operating Expenses (if any) during the calendar year just commenced.  The notice will indicate in reasonable detail Landlord's estimate of such increase and shall indicate Tenant's Proportionate Share thereof.  Tenant shall pay the accumulated additional amount of the estimate through the month in which notice is given in a lump sum, and thereafter, the additional amount of the estimate shall be paid monthly.  Landlord shall have the right at any time during the current year to amend the estimate of increase of Operating Expenses occasioned by any unforeseen expense.  Landlord shall notify Tenant of such further increase by means of an abbreviated estimate of increases in Operating Expenses which will identify the area of expense being increased and the amount thereof.  Tenant shall thereafter pay Tenant's Proportionate Share of said increased expense prorated over the number of monthly rental payments remaining in the calendar year.

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Annual Settlement.  Landlord shall deliver to Tenant with the Notice of Estimated Increase in Operating Expenses, a statement of Tenant's Proportionate Share of the actual Operating Expenses, as determined pursuant to this Section, which were paid or are payable by Landlord during the calendar year just ended, indicating therein the amount by which Tenant shall have overpaid or underpaid, based upon the Notice of Estimated Increase in Operating Expenses for the year just ended.  Such statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within thirty (30) days after it is given to Tenant.  If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant.  If such statement shows an amount owing by Tenant for such previous calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement.  Tenant may review Landlord's records of the Operating Expenses, at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours upon reasonable advance written notice.

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Final Proration.  If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other termination of this Lease.

4.1.5

Emergency Expenditures.  If at any time during the Term, Landlord deems it necessary to make emergency repairs or other emergency payments which are included as part of Operating Expenses, Tenant shall pay Tenant’s Proportionate Share of such emergency expenditures within thirty (30) days following receipt from Landlord of a statement therefore identifying the expenditure and Tenant’s Proportionate Share of such expenditure.

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Uses.

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General Use.  The Premises shall be used only for the use set forth in Section 1 ("Permitted Use") and for no other use without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.  Tenant shall not commit or allow to be committed any waste upon the Premises, or any nuisance or other act in or about the Premises that disturbs the quiet enjoyment of any other tenant in the Building.  Tenant shall comply with all laws and regulations relating to its use or occupancy of the Premises or of the Common Areas.  Tenant shall observe such rules and regulations for the Building as may be adopted by Landlord.

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No Hazardous Substances.  Tenant agrees not to use, store or deposit any substance that is hazardous or dangerous to person, property or the environment (or any similar substance) as now or hereafter defined by or determined pursuant to any applicable law or regulation ("Hazardous Substance") in, on or about the Premises in violation of applicable law, and Tenant shall indemnify and hold Landlord harmless against any liability, damages, costs, loss or claim therefor, including attorneys' fees incurred in connection therewith, arising from or related to the presence of any Hazardous Substance in, on or about the Premises, which presence was caused by Tenant, its agents, employees, subleases or anyone otherwise associated with Tenant.

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Insurance Risks.  Tenant will not do or permit to be done any act or thing upon the Premises, the Building or the Common Areas which would (a) jeopardize or be in conflict with fire insurance policies covering the Building and fixtures and property in the Building; (b) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for the general office use of the Building; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

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Personal Property Taxes.  Tenant shall pay, prior to delinquency, all taxes and assessments payable with respect to all Property of Tenant located on the Premises.  "Property of Tenant" shall mean and include all personal property of Tenant including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures kept or used on or installed in the Premises and any improvements to the Premises that are owned by and separately assessed to Tenant.

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Assignment and Subletting.  Tenant shall not, without first obtaining Landlord's written consent, which may be withheld in Landlord's sole discretion:  (1) sell, assign, mortgage, or transfer this Lease (or any interest therein); (2) sublease all or any portion of the Premises; or (3) allow the use or occupancy of the Premises by anyone other than Tenant.  No assignment or sublease shall relieve Tenant of any liability under this Lease.  Landlord's consent to any assignment or sublease shall not operate as a waiver of the necessity for consent to any subsequent assignment or sublease.  This Lease shall not be assigned by operation of law.  If Tenant is a corporation, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding voting stock (including redemption thereof) shall constitute an assignment hereunder.  If Tenant is a partnership, any transfer of this Lease by merger, consolidation, liquidation or dissolution of the partnership, or any change in the ownership of a majority of the partnership interests shall constitute an assignment hereunder.

Notwithstanding anything in the foregoing to the contrary, Tenant shall have the right at any time to sublease all or any portion of the Premises to a directly related entity or affiliate of Tenant, or to any successor corporation, whether by merger or consolidation without Landlord's approval or consent so long as the use remains substantially the same as Tenant's approved use.  In case of default, Tenant may also assign the Lease to Tenant's Lender if so required per the terms Tenant's loan and provided Tenant's Lender assumes Tenant's obligations under the Lease and cures any existing default of Tenant.  Tenant shall notify Landlord of any changes in its operating entity within fifteen (15) days of such change.  Tenant shall remain liable under the Lease and any increased rents resulting from such subletting.

Tenant shall have the right to sublease all or any portion of the Tenant's premises during the Primary Term to any subtenant of a type and quality suitable for a first class office building subject to Landlord's approval, which will not be unreasonably withheld.  Tenant shall remain liable under the Lease and any increased rents resulting from such subletting shall be split equally between Tenant and Landlord after Tenant deducts customary marketing and leasing expenses.

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Care of Premises.  Tenant shall keep the Premises in a neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear excepted.  If Tenant shall fail to do so, Landlord may at its option place the Premises into said condition and state of repair, and in such case Tenant on demand shall pay or reimburse Landlord for the costs thereof.

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Surrender of Premises; Removal of Property.  Subject to the terms of Section 13, upon expiration or termination of the Lease Term, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall:  (1) remove Tenant's goods and effects and those of all persons claiming under Tenant, (2) repair and restore the Premises to a condition as good as received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted, and (3) promptly and peacefully surrender the Premises (including surrender of all improvements installed in the Premises by Landlord or Tenant, except Tenant's trade fixtures that do not become part of the Building).  Any property left on the Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and to have become the property of Landlord to dispose of as Landlord deems expedient.  Tenant shall be liable for all costs associated with the disposal of such property.  Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's property as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom.  No such reentry shall be considered or construed to be a forcible entry.

10.

Services and Maintenance.

10.1

Maintenance.  Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems, the exterior of the Building, the parking lot and the landscaping, unless such maintenance or repairs are required as a result, in whole or in part, of the act of, or neglect of any duty by, Tenant, its agents, servants, employees, or invitees, in which event Tenant shall pay to Landlord the reasonable cost of such maintenance or repairs.

10.2

Basic Utilities.  Landlord shall furnish water, sewer, electricity and natural gas service (if available) to the Premises and the cost of such utility service, including costs based on consumption, shall be the expense of Landlord.  Notwithstanding anything contained in this Section to the contrary, the agreement by Landlord is predicated on Tenant not engaging in any business which would cause a consumption or use of such utility services beyond that normally associated with office usage.  In the event Landlord reasonably determines that Tenant's consumption or use of any such utility is greater than that normally associated with office usage, Landlord shall bill Tenant for the cost of such special or comparatively excessive use of such utility services on a regular basis and all such billings shall be due and payable as additional Rent together with the next scheduled Rent payment.  Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption of failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

10.3

Additional Utilities.  Tenant shall purchase all other utility services, including but not limited to telephone, cable and television services desired by Tenant from the utility or municipality providing such service, and shall pay for such services when such payments are due.

10.4

Optional Services.  Landlord agrees to furnish janitorial service for Tenant.  Such service shall include sweeping or vacuuming of unrestricted floor areas in offices, emptying of waste paper receptacles and cleaning of restroom areas.  This service will be performed daily, but Landlord reserves the right to modify janitorial schedule according to the needs of the building.

11.

Entry and Inspection.  Landlord at all reasonable times (and at any time in case of emergency) may enter the Premises for the purpose of inspection, cleaning, repairing, altering or improving the Premises or the Building subject to Tenant's reasonable security requirements.  Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to any prospective purchasers, mortgagees or tenants of the Building.

12.

Indemnification and Waiver of Liability.  Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys' and other professional fees and disbursements, in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the occupancy or use by Tenant of any part of the Premises or the Building occasioned wholly or in part by any act or omission of Tenant or its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sub lessee or any other party for whom Tenant would otherwise be liable.  Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties, or Landlord, except for Landlord’s willful misconduct or gross negligence.

13

Liability Insurance.  Tenant, at its own expense, shall keep and maintain in full force and effect a policy of commercial general liability.

14.

Signs.  Tenant shall not place on the exterior of the Premises or the Building or on any part of the interior of the Premises visible from the exterior thereof, any sign or advertising matter without the prior written consent of Landlord.  Upon the expiration or sooner termination of this Lease, Tenant shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises and the Building.

15.

Default; Remedies.

15.

Events of Default.  Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

15..

Failure by Tenant to pay when due any Rent hereunder if such failure shall continue for a period three days after written notice thereof has been given to Tenant; or

15..

Failure by Tenant to perform or observe any of the other terms, covenants, conditions, agreements or provisions of this Lease if such failure shall continue for a period three days days after written notice thereof has been given to Tenant; or

15..

Any misrepresentation or material omission of information made by Tenant orally to Landlord or in any documents or other materials provided by Tenant to Landlord in connection with this Lease; or

15..

Any prolonged absence by Tenant from the Premises or an absence from the Premises of five (5) days or more while Tenant is in default ("abandonment"); or

15..

This Lease, any part of the Premises, or any property of Tenant's are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy; or

15..

Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors; or

15..

Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment; or

15..

The doing or permitting to be done by Tenant of any act which creates a mechanic's or other lien or claim against the land or Building of which the Premises are a part and the same is not released or otherwise provided for by indemnification satisfactory to Landlord within 30 days thereafter; and

15..

Tenant fails to take possession of the Premises on the Rent Commencement Date.

16.

Landlord Remedies for Tenant Default.  If any default occurs hereunder, Landlord may, at any time thereafter and without waiving any other rights hereunder, do one or more of the following:

16.1

Terminate this Lease, by written notice on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability;

16.2

Without further demand or notice, reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, damage or otherwise and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions;

16.3

Without further demand or notice, cure any Event of Default, and charge Tenant as additional rent the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate of 18% per annum or the highest interest rate allowed by applicable law, which ever is less, provided that Landlord will have no obligation to cure any such Event of Default of Tenant;

16.4

Without further demand or notice, accelerate the payment of all Rent and other monetary sums payable by Tenant for the balance of the Term and upon any such election such sums shall be immediately due and payable in full.

IfTenant should abandon, vacate or surrender the Premises or be dispossessed by process of law, any personal property left upon the Premises may be deemed abandoned, or, at the option of Landlord, on such reentry Landlord may take possession of any and all furniture, fixtures or chattels in or on the Premises and sell the same.

Should Landlord elect to reenter or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion may so choose.  Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting.  No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant.  No written notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

17.

Landlord's Default.  In the event of any default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will havethree days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within such period, to commence action and proceed diligently to cure such alleged default.

18.

Holdover.  If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Term, or if Landlord shall so notify Tenant at any time upon or after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy that may be terminated as provided by applicable state law

19.

Notices.  All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier (i.e. federal express), to Landlord and to Tenant at the addresses set forth in Section 1 (except that, after the Lease commences, any such notice may be so mailed or delivered by hand to Tenant at the Premises), or to such other addresses as may from time to time be designated by any such party in writing.  Notices mailed as aforesaid shall be deemed given at the earlier of three (3) days after the date of such mailing or upon the date of receipt.

20.

Nonwaiver.  Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of any other term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of any Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

21.

Quiet Possession.  Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period and so long as this Lease has not been terminated, subject to the terms and conditions of this Lease, Tenant's quiet possession of the Premises during the Term shall not be disturbed by Landlord or others claiming through Landlord.

22.

General.

22.1

Miscellaneous.  Titles or captions to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns.  This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and the Property and other matters set forth in this Lease.  No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.  Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect.  Time periods for Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Landlord's performance is prevented due to circumstances beyond Landlord's control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife.  This Lease shall be governed by and construed in accordance with the laws of the State of Idaho.  Time is of the essence of this Lease.  This Lease may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.  Neither this Lease nor any memorandum hereof shall be recorded in the real property records of the county wherein the Property is located.  The word "day" means "calendar day" herein and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

22.2

Authority.  If Tenant is a corporation, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with Tenant's bylaws, and that this Lease is binding upon Tenant in accordance with its terms.  If Tenant is a partnership, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with Tenant's partnership agreement, and that this Lease is binding upon Tenant in accordance with its terms.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

TENANT:

LANDLORD:

Blaze Energy

Americana Terrace LLC

/s/ Mike Thompson

/s/ Bruce Blaser

________________________________

________________________________

5-28-08

By:  Mike Thompson, President

By:  Bruce Blaser

EXHIBIT A

“Parking Assignments”